As filed with the Securities and Exchange Commission on June 1, 2006
                        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONTRA MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1649949
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10 Forge Parkway, Franklin, Massachusetts	02038
(Address of Principal Executive Offices)	(Zip Code)

2003 Stock Option and Incentive Plan, as amended
(Full Title of the Plan)

Sean F. Moran
Chief Financial Officer
Sontra Medical Corporation
10 Forge Parkway
Franklin, Massachusetts 02038
(Name and Address of Agent for Service)

(508) 553-8850
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Thomas B. Rosedale, Esq.
BRL Law Group LLC
31 St. James Avenue, Suite 850
Boston, Massachusetts 02116
(617) 399-6931

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	2,616,639 shares	$0.23(1)	$601,827	$64.40
	883,361 shares	$0.25(2)	$220,840	$23.63
Total:	3,500,000 shares		$822,667	$88.03

(1)
Estimated solely for the purpose of calculating the registration fee, and based on the average of the high and low prices of the Common Stock on the Nasdaq Capital Market on May 24, 2006 in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended.

(2)
All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

Statement of Incorporation by Reference

In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement On Form S-8 (File No. 333-106201) filed by the Registrant on June 17, 2003 relating to the 2003 Stock Option and Incentive Plan (the “Plan”), except as to the item set forth below. This Registration Statement provides for the registration of an additional 3,500,000 shares under the Plan.

Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Franklin, Commonwealth of Massachusetts on June 1, 2006.

SONTRA MEDICAL CORPORATION

By:	_____/s/ Sean F. Moran____
Sean F. Moran Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Sontra Medical Corporation, hereby severally constitute Thomas W. Davison and Sean F. Moran, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Sontra Medical Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 1, 2006.

Signature	Title
/s/ Michael R. Wigley	Chairman of the Board of Directors
Michael R. Wigley
/s/ Thomas W. Davison	President, Chief Executive Officer and Director (Principal Executive Officer)
Thomas W. Davison
/s/ Sean F. Moran	Chief Financial Officer (Principal Financial and Accounting Officer)
Sean F. Moran
/s/ Joseph F. Amaral	Director
Joseph F. Amaral
______________	Director
Gary S. Kohler
/s/ Robert S. Langer	Director
Robert S. Langer
/s/ Gerard E. Puorro	Director
Gerard E. Puorro
/s/ Brian F. Sullivan	Director
Brian F. Sullivan

EXHIBIT INDEX

Exhibit Number	Description
4.1
Second Amended and Restated Articles of Incorporation of the Registrant is incorporated herein by reference to Exhibit 3.01 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-23017).

4.2
Articles of Amendment of Second Amended and Restated Articles of Incorporation, dated May 25, 2005 is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Report on Form 8-K dated May 24, 2005 (File No. 000-23017).

4.3
Statement of the Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-3 (File No. 333-109716).

4.4
Amended and Restated Bylaws of the Registrant is incorporated herein by reference to Exhibit 3.03 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 (File No. 000-23017).

4.5
Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.02 to the Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (File No. 000-23017).

5.1	Opinion of BRL Law Group LLC

23.1	Consent of BRL Law Group LLC (included in Exhibit 5.1)
23.2	Consent of Wolf & Company, P.C.
24.1	Power of Attorney (included in the signature pages of this Registration Statement)
99.1	2003 Stock Option and Incentive Plan, as amended, is incorporated herein by reference to Appendix I to the Registrant’s Definitive Schedule 14A filed April 6, 2006 (File No. 000-23017)